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                                                             EXHIBIT 23(a)






CONSENT OF INDEPENDENT AUDITORS




GENERAL MOTORS CORPORATION:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of General Motors Corporation of our reports dated January 30, 1995 appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Item 3. Incorporation of Documents by Reference" in this Registration Statement.






/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
November 30, 1995

































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